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                                                                   Exhibit 10.22
September 3, 2004

James G. Ham, III
31 Merion Place
Lawrenceville, New Jersey 08648

Dear Jim:

I would like to formally offer you the position of Vice President, Finance at NitroMed reporting to the Chief Financial Officer and Chief Business Officer.

The terms of this offer are as follows:

Responsibilities:          You will be responsible for all controller-related
                           functions, including general accounting and auditing financial control as well as financial analysis/analytical support of all departments.

Base Salary:               $180,000 per year paid in 24 equal payments to be
                           reviewed annually.

Stock: You will be offered an option to purchase 40,000 shares of common stock in the Company. The price at which the stock closes on your start date will be the exercise price of these options. These options will vest over four years in equal installments as long as you remain in the employ of the Company.

Performance Bonus:         You may be entitled to receive a bonus under the
                           NitroMed bonus plan, which is discretionary and based on milestones to be determined and mutually agreed upon by the Chief Financial Officer/Chief
                           Business Officer and you. You will be entitled to receive a minimum guaranteed first year bonus of 20% that will be prorated for the months remaining between your date of hire and December 31, 2004.
                           Such bonus may be subject to an upward adjustment in 2004, depending on performance.

Group Benefits:            You will receive comprehensive group health,
                           disability, accident and life insurance benefits or such comparable benefits and protections the Company is able to reasonably obtain from another plan.
                           You will be entitled to participate in and enjoy the benefits of NitroMed's 401K retirement plan as well as any other retirement and pension plan or plans if and when instituted by the Company for the benefit of its employees generally.

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James G. Ham, III
September 3, 2004
Page Two


Leave: You will be entitled to illness and vacation days consistent with the Company's standard policy. This policy provides up to three weeks vacation per calendar year accrued at a rate of 1.25 days per month of employment and 20 days per calendar year after five years of employment.

Relocation:                Subject to your continued employment the Company will
                           reimburse you Up to a sum not to exceed $30,000 for moving your household contents, including buy and sell side costs such as commissions and fees. You will 12 months to exercise this relocation benefit.
                           You will also be entitled to six months of temporary housing reimbursable at $3,000 per month. At your request, the Company will pay directly all of the deductible relocation and temporary housing expenses for you.

Signing Bonus:             You will be entitled to receive a $20,000 signing
                           bonus payable on January 1st 2005 dependent on your continued employment.

Severance:                 You will be eligible for six months of severance if
                           you are terminated for reasons other than for cause, including corporate, reorganization, merger or consolidation.

Agreements:                As a condition of employment, you will be required to
                           sign the Company's assignment of invention, non-disclosure, and non-compete agreements.

The commencement date for this position is on or before September 13, 2004. Please sign a copy of this letter and return it as acceptance of this offer by September 9, 2004.

Jim, we look forward to working with you at NitroMed. It is my wish that this position allows you to participate in the success of NitroMed and will both enrich and enhance your career experience.

Sincerely,

/s/ Michael D. Loberg
---------------------
Michael D. Loberg

                                    Agreed and Accepted:


                                    /s/ James G. Ham, III
                                    ---------------------
                                    James G. Ham, III


                                    Dated: September 3, 2004
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